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                                                                 Exhibit (h)(13)


                                                               EXECUTION VERSION


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                            FIFTH AMENDMENT AGREEMENT

                           Dated as of March 10, 2004


                                      among

                             EXCELSIOR FUNDS, INC.,
                        EXCELSIOR TAX-EXEMPT FUNDS, INC.
                            AND EXCELSIOR FUNDS TRUST
                    (formerly Excelsior Institutional Trust)
                            ON BEHALF OF EACH SERIES
                            OR PORTFOLIO NAMED HEREIN


                                       and


                               JPMORGAN CHASE BANK
                  (Formerly known as The Chase Manhattan Bank),
                       as Administrative Agent and Lender




                            ------------------------

              To The Credit Agreement Dated as of December 27, 1999
                          ----------------------------




================================================================================


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        THIS FIFTH AMENDMENT AGREEMENT, dated as of March 10, 2004 (this
"Amendment"), among (i) each fund signatory hereto (each a "Fund" and, collectively, the "Funds") on behalf of the series or portfolios of the Fund, which series and portfolios are listed on Schedule I beside the name of the Fund of which each series or portfolio is a series or portfolio (each such series or portfolio, a "Borrower" and, collectively, the "Borrowers"), (ii) the banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and (iii) JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"); to the Credit Agreement, dated as of December 27, 1999 (the "Original Closing Date") among all of such parties (as amended, the "Agreement").

                              W I T N E S S E T H :
                              - - - - - - - - - -

               WHEREAS, the parties to the Agreement previously amended the Agreement pursuant to a letter agreement dated as of December 25, 2000, First Amendment Agreement dated as of February 28, 2001, the Second Amendment Agreement dated as of July 10, 2002, the Third Amendment dated as of February 27, 2002 and the Fourth Amendment Agreement dated as of February 26, 2003;

               WHEREAS, the parties to the Agreement desire to amend the Agreement as of the date hereof (the "Amendment Effective Date") in order to extend further the term of the Agreement until March 9, 2005;

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings specified in the Agreement.

        SECTION 2. Amendment to the Agreement. (a) Section 1.1 of the Agreement is hereby amended by deleting the definition of the term "Termination Date" and inserting in lieu thereof the following:

                "`Termination Date': March 9, 2005 or such earlier date on which the Commitments shall terminate as provided herein."

        (b) Section 1.1 of the Agreement is hereby amended by deleting the definition of the term "Designated Borrower" and inserting in lieu thereof the following:

                "`Designated Borrower': shall mean each of the following
                Borrowers: Emerging Markets Fund and Real Estate Fund."

        (c) Section 9.16 of the Agreement is hereby amended by adding the following at the end thereof:

               "(c) Notwithstanding anything herein to the contrary, any Lender (and any employee, representative or other agent of such Lender) may disclose to any and all persons, without limitation of any kind, such Lender's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby relating to such Lender and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws."

        (d) Schedule I to the Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof the Schedule I attached to this Amendment.

        SECTION 3. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:

      (a) Executed Agreement and Payment of Fees. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Funds on behalf of such Fund and each Borrower, with a counterpart for each Lender. The Administrative Agent and Danske Bank shall have received all fees due and payable to them pursuant to this Amendment, including an Up-Front Lender's Fee of $50,000, which Up-Front Lender's Fee shall be divided equally between the Administrative Agent and Danske Bank.

      (b) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by each Fund, of the most recent Prospectus for each Borrower, the Shareholder Services Agreement for each Borrower, the Custody Agreement for each Borrower, the Distribution Agreement for each Borrower, the Investment Management Agreement of each Fund with respect to each Borrower, the current registration statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party. To the extent that any of the foregoing documents has not been amended since the Original Closing Date and continues to be in full force and effect, the Borrowers may deliver to the Administrative Agent an officer's certificate to such effect in lieu of such document.

      (c) Proceedings of the Funds and the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of trustees or directors, as the case may be, of each of the Funds authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or an Assistant Secretary of such Person as of the Amendment Effective Date, which certificate shall be in form and substance satisfactory to the

Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

      (d) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of each of the Funds, dated the Amendment Effective Date, as to the incumbency and signature of the officers of such Fund executing any Loan Document executed by the Secretary or any Assistant Secretary of such Fund, reasonably satisfactory in form and substance to the Administrative Agent.

      (e) Organizational Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the charter or certificate or other constitutive documents, as the case may be, and by-laws or similar organizational document of each of the Funds, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Fund. To the extent that any of the foregoing documents has not been amended since the Original Closing Date and continues to be in full force and effect, the Borrowers may deliver to the Administrative Agent an officer's certificate to such effect in lieu of such document.

      (f) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Fund Counsel (with customary assumptions and exceptions) to each of the Funds and each Borrower, substantially similar to the legal opinion delivered by them on the Original Closing Date.

      (g) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, the most recent publicly available financial information (which includes a list of portfolio securities) for each of the Funds and each Borrower.

      (h) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby and by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions (with customary assumptions and exceptions) in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

      SECTION 4. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

        (a) This Amendment has been duly authorized and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).



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        (b) The representations and warranties set forth in Section 3 of the
Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

        (c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

        SECTION 5. Reference to and Effect on the Documents. Each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each party.

        SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard to its conflict of laws principles.

        SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.


                           [Signature pages to follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    JPMORGAN CHASE BANK (formerly known as The
                                    Chase Manhattan Bank), as Administrative
                                    Agent and as a Lender



                                    By: /s/ Marybeth Mullen
                                        ----------------------------------------
                                    Name:  Marybeth Mullen
                                    Title: Vice President
                                           JPMorgan Chase Bank

                 [JPMORGAN CHASE/EXCELSIOR FUNDS FIFTH AMENDMENT
                                 SIGNATURE PAGE]



                                    DANSKE BANK A/S, Lender



                                    By:/s/ George Neofitidis
                                       -----------------------------------------
                                       Name:  George Neofitidis
                                       Title: Vice President

                                    By:/s/ John A. O'Neill
                                       -----------------------------------------
                                       Name:  John A. O'Neill
                                       Title: Assistant General Manager

                 [JPMORGAN CHASE/EXCELSIOR FUNDS FIFTH AMENDMENT
                                 SIGNATURE PAGE]



                                    EXCELSIOR FUNDS, INC., on behalf of
                                        Money Fund
                                        Government Money Fund
                                        Treasury Money Fund
                                        Short-Term Government Securities Fund
                                        Intermediate-Term Managed Income Fund
                                        Managed Income Fund
                                        Blended Equity Fund
                                        Energy and Natural Resources Fund
                                        Value and Restructuring Fund
                                        Small Cap Fund
                                        International Fund
                                        Emerging Markets Fund
                                        Pacific/Asia Fund
                                        Pan European Fund
                                        Large Cap Growth Fund
                                        Real Estate Fund



                                    By:/s/ James L. Bailey
                                       -----------------------------------------
                                       Name:  James L. Bailey
                                       Title: President

                       [JPMORGAN CHASE/EXCELSIOR FUNDS FIFTH AMENDMENT
                                       SIGNATURE PAGE]



                             EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of
                                     Tax-Exempt Money Fund
                                     Short-Term Tax-Exempt Securities Fund
                                     Intermediate-Term Tax-Exempt Fund
                                     Long-Term Tax-Exempt Fund
                                     New York Intermediate-Term Tax-Exempt Fund
                                     California Tax-Exempt Income Fund
                                     New York Tax-Exempt Money Fund



                                     By:/s/ James L. Bailey
                                        ----------------------------------------
                                        Name:  James L. Bailey
                                        Title: President


                             EXCELSIOR FUNDS TRUST, on behalf of Equity
                                     Fund Income Fund Total Return Bond
                                     Fund International Equity Fund
                                     Optimum Growth Fund Mid Cap Value
                                     Fund High Yield Fund Equity Core
                                     Fund Equity Income Fund



                                     By:/s/ James L. Bailey
                                        ----------------------------------------
                                        Name:  James L. Bailey
                                        Title: President





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                                   SCHEDULE I
                                   ----------


BORROWER                                           PRO RATA ALLOCATION
--------                                           -------------------

EXCELSIOR FUNDS, INC.

Money Fund                                                 12.32%

Government Money Fund                                       4.21%

Treasury Money Fund                                         3.78%

Short-Term Government Securities Fund                       3.40%

Intermediate-Term Managed Income Fund                       2.98%

Managed Income Fund                                         1.98%

Blended Equity Fund                                         4.28%

Energy and Natural Resources Fund                           1.08%

Value and Restructuring Fund                               23.85%

Small Cap Fund                                              2.66%

International Fund                                          0.93%

Emerging Markets Fund                                       1.42%

Pacific/Asia Fund                                           0.75%

Pan European Fund                                           0.28%

Large Cap Growth Fund                                       0.92%

Real Estate Fund                                            0.84%

EXCELSIOR TAX-EXEMPT FUNDS, INC.

Tax-Exempt Money Fund                                      15.56%

Short-Term Tax-Exempt Securities Fund                       2.61%

Intermediate-Term Tax-Exempt Fund                           2.84%

Long-Term Tax-Exempt Fund                                   0.55%

New York Intermediate-Term Tax-Exempt Fund                  1.32%

California Tax-Exempt Income Fund                           0.49%

New York Tax-Exempt Money Fund                              3.79%

EXCELSIOR FUNDS TRUST

Equity Fund                                                 0.54%

Income Fund                                                 0.85%

Total Return Bond Fund                                      1.17%

International Equity Fund                                   0.26%

Optimum Growth Fund                                         0.28%

Mid Cap Value Fund                                          2.07%

High Yield Fund                                             1.33%

Equity Core Fund                                            0.00%

Equity Income Fund                                          0.66%